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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                January 22, 2001


                          CENTENNIAL TECHNOLOGIES, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)



    Delaware                      001-12912                        04-2978400
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(State or Other            (Commission File Number)              (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)



                  7 Lopez Road, Wilmington, Massachusetts 01887
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (978) 988-8848
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ITEM 5.  OTHER EVENTS

         On January 22, 2001, Centennial Technologies, Inc. ("Centennial") entered into a definitive merger agreement with Solectron Corporation ("Solectron") whereby Solectron will merge with a wholly-owned subsidiary of Solectron. Under the terms of the merger agreement, Solectron will issue or reserve for issuance upon the exercise of assumed stock options approximately
2.96 million shares of Solectron common stock in exchange for all of Centennial's fully diluted equity, including all outstanding Centennial stock options to be assumed by Solectron in connection with the transaction. Based upon the average closing price of Solectron common stock for the week ending January 19th, net of the proceeds from the exercise of stock options, the net purchase price of the transaction will be approximately $108 million. Using Centennial's current capitalization and assuming conversion of Centennial's outstanding convertible preferred stock, the exchange ratio for the transaction is expected to be approximately 0.536 shares of Solectron common stock for each share of Centennial common stock. The transaction will be accounted for as a purchase and is expected to close during the second quarter of calendar year 2001. The completion of the transaction is subject to governmental approvals, including antitrust clearance, approval of the transaction by Centennial's stockholders and other customary closing conditions. In addition, on January 23, 2001, Centennial and Solectron issued the joint press release announcing the entering into of the merger agreement, attached hereto as Exhibit 99.2, and which is expressly incorporated herewith in its entirety.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

         Exhibit 99.1 - Agreement and Plan of Merger and Reorganization by and among Solectron Corporation, Centers Acquisition Corporation and Centennial Technologies, Inc., dated as of January 22, 2001 (excluding schedules and exhibits, which the Registrant agrees to furnish suplementally to the Commission upon request)

         Exhibit 99.2 - Joint Press Release of Solectron Corporation and Centennial Technologies, Inc., dated January 23, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              CENTENNIAL TECHNOLOGIES, INC.



Date:  January 26, 2001                       By: /s/ Richard J. Pulsifer
                                                 -------------------------------
                                                 Richard J. Pulsifer
                                                 Vice President, Chief Financial
                                                 Officer and Secretary


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                                  EXHIBIT INDEX



Exhibit No.    Description
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Exhibit 99.1   Agreement  and Plan of  Merger  and  Reorganization  by and among
               Solectron  Corporation,   Centers  Acquisition   Corporation  and
               Centennial  Technologies,  Inc.,  dated as of  January  22,  2001
               (excluding schedules and exhibits, which the Registrant agrees to furnish suplementally to the Commission upon request)

Exhibit 99.2 Joint Press Release of Solectron Corporation and Centennial Technologies, Inc., dated January 23, 2001



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